UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 15, 2020

Bellicum Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36783	20-1450200
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2130 W. Holcombe Blvd., Ste. 800, Houston, TX 77030
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code: 832-384-1100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	BLCM	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On June 16, 2020, Bellicum Pharmaceuticals, Inc. (the “Company”) received approval from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) to transfer the listing of the Company’s common stock from The Nasdaq Global Market to The Nasdaq Capital Market. This transfer will be effective at the opening of business on June 18, 2020. The Nasdaq Capital Market is a continuous trading market that operates in substantially the same manner as The Nasdaq Global Market and listed companies must meet certain financial requirements and comply with Nasdaq’s corporate governance requirements. The Company’s common stock will continue to trade under the symbol “BLCM.”

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 15, 2020, the Company filed with the Secretary of State of the State of Delaware a Second Certificate of Amendment to the Company’s Amended and Restated Certificate of Incorporation (the “Restated Charter”) to increase the authorized number of shares of the Company’s common stock from 40,000,000 shares to 80,000,000 shares. A copy of the charter amendment is attached hereto as Exhibit 3.1.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The following is a brief description of each matter voted upon at the Company’s annual meeting of stockholders held on June 15, 2020 (the “Annual Meeting”), as well as the final voting results with respect to each matter:

Proposal 1. Election of Directors

The Company’s stockholders elected the three persons listed below as Class III Directors, each to serve until the Company’s 2023 annual meeting of stockholders and until their successors are duly elected and qualified. The final voting results are as follows:

Name of Director Nominee	Votes For	Votes Withheld	Broker Non-Votes
Richard A. Fair	733,165	444,105	2,471,501
James M. Daly	685,712	491,558	2,471,501
Reid M. Huber, Ph.D.	756,061	421,209	2,471,501

Proposal 2. Approval of an Amendment to the Restated Charter

The Company’s stockholders approved an amendment to the Restated Charter to increase the number of authorized shares of the Company’s common stock from 40,000,000 to 80,000,000. The final voting results are as follows:

Votes For	Votes Against	Abstentions
3,104,885	511,833	32,053

Proposal 3. Approval of the Plan Amendment

The Company’s stockholders approved the amendment to the Company’s 2019 Equity Incentive Plan, as amended (the “2019 Plan”), to, among other things, increase the number of shares of the Company’s common stock authorized for issuance under the 2019 Plan by 500,000 shares. The final voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
1,041,759	123,036	12,475	2,471,501

Proposal 4. Ratification of the Selection of Independent Registered Public Accounting Firm

The Company’s stockholders ratified the selection of Ernst & Young LLP by the Audit Committee of the Company’s Board of Directors to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020. The final voting results are as follows:

Votes For	Votes Against	Abstentions
3,567,070	44,233	37,468

Proposal 5. Advisory Vote on Executive Compensation

The Company’s stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the proxy statement relating to the Annual Meeting (the “Proxy Statement”). The final voting results are as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
1,081,290	74,243	21,737	2,471,501

Proposal 6. Advisory Vote on Frequency of Stockholder Votes on Executive Compensation

The Company’s stockholders indicated, on an advisory basis, the preferred frequency of every year for future stockholder votes regarding compensation awarded to the compensation of the Company’s named executive officers, as disclosed in the Proxy Statement. The final voting results are as follows:

1 Year	2 Years	3 Years	Abstentions	Broker Non-Votes
667,761	34,527	451,326	23,656	2,471,501
Item 8.01

Item 8.01 Other Events.

On June 15, 2020, the Company announced clearance by the U.S. Food and Drug Administration of its investigational new drug application (IND) for its product candidate, BPX-603.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Second Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Bellicum Pharmaceuticals, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bellicum Pharmaceuticals, Inc.

Dated: June 17, 2020	By:	/s/ Richard A. Fair
Richard A. Fair
President and Chief Executive Officer